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                                                              Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.

     We hereby consent to the use of our report related to the financial statements of HybriGene, LLC and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                  Huth Thompson LLP


Lafayette, Indiana
March 25, 1999